Exhibit 99.1

FCB Financial Holdings, Inc. Surpasses $9.9 Billion in Assets and Reports Second Quarter 2017 Financial Results

Weston, Fla. - FCB Financial Holdings, Inc. (NYSE:FCB) (the "Company") today reported second quarter 2017 net income of $35.1 million, or $0.76 per share on a fully diluted basis, and adjusted net income of $32.5 million, or $0.71 per share on a fully diluted basis. Net income rose 49% year-over-year and net income per diluted share rose 39%. Adjusted net income rose 34% year-over-year and adjusted net income per diluted share rose 25%. This resulted in a ROA of 147 basis points and an adjusted ROA of 136 basis points.

•	Fully tax equivalent net revenue of $83.0 million;

•	Reported and Adjusted EPS of $0.76 and $0.71 per share, respectively, on a fully diluted basis;

•	New loan portfolio grew sequentially at an annualized rate of 25% when excluding the impact of reducing the syndicated loan portfolio and mortgage sales;

•	New loan fundings of $536.1 million during the quarter and reduction of syndicated loan portfolio of $24.9 million;

•	Demand deposits grew by $125.9 million, or 24% annualized, during the quarter;

•	Reported and Adjusted Efficiency ratio of 43.3% and 42.0%, respectively;

•	Reported and Adjusted ROA of 147 and 136 basis points, respectively; and

•	Tangible book value per share was $23.88.

The Company views certain non-operating items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as adjustments to net income. Non-operating adjustments for the second quarter of 2017 include $223 thousand of severance expense, $21 thousand of other operating expense and $255 thousand gain on sale of investment securities. Additionally, the Company expects its 2017 annual GAAP tax rate to be between 20-25% due to the accounting impact of option and warrant exercises in concordance with ASU 2016-09 which was effective January 1, 2017.

The reconciliation of non-GAAP measures (including adjusted net income, adjusted efficiency ratio, adjusted ROA, tangible book value and tangible book value per share), which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “The second quarter was another strong quarter for FCB, as we are knocking on the door of $10 billion in assets and continuing to generate record and improving profitability. Moving forward, we remain committed to being the leading independent bank in Florida and continuing to make FCB better for its shareholders, customers and employees.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $333.0 million to $7.3 billion at June 30, 2017, an increase of 5% from $6.9 billion as of March 31, 2017, and 21% from $6.0 billion as of June 30, 2016.

The Bank’s new loan portfolio totaled $6.9 billion as of June 30, 2017, an increase of 5% from $6.6 billion as of March 31, 2017 and 25% from $5.5 billion as of June 30, 2016. Loan growth during the quarter was a result of $536.1 million of organic new loan fundings, consisting of $184.3 million of commercial and industrial, $205.7 million of commercial real estate and $146.1 million of residential and consumer. Additionally, during the quarter the Company reduced its syndicated loan portfolio by $24.9 million and sold $34.2 million of residential loans. As of June 30, 2017, new loans made up 95% of the total loan portfolio as compared to 95% and 92% as of March 31, 2017 and June 30, 2016, respectively.

The Bank’s acquired loan portfolio totaled $351.0 million as of June 30, 2017, a decrease of 4% from $366.2 million as of March 31, 2017 and a decrease of 26% from $474.1 million as of June 30, 2016. The decrease in the current quarter was driven by the resolution of $5.9 million of loans as well as scheduled loan amortization. As of June 30, 2017, acquired loans made up 5% of our total loan portfolio as compared to 5% and 8% as of March 31, 2017 and June 30, 2016, respectively.

Asset Quality

The provision for loan losses of $2.1 million recorded for the second quarter of 2017 includes a $2.3 million provision for new loans and net recoupment of valuation allowance of $0.2 million for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $37.6 million, or 0.55% of the $6.9 billion in new loans outstanding. The nonperforming new loan ratio as of June 30, 2017 was 0.02%.

Deposits and Borrowings

Deposits totaled $7.7 billion as of June 30, 2017, in line with $7.7 billion as of March 31, 2017 and an increase of 19% from $6.5 billion as of June 30, 2016. During the second quarter of 2017, demand deposits increased by $125.9 million, or 6%, from March 31, 2017 and increased by $738.3 million, or 49%, from June 30, 2016. Demand deposits represent 29% of total deposits as of June 30, 2017 as compared to 28% and 23% as of March 31, 2017 and June 30, 2016, respectively. The cost of deposits was 82 basis points for the quarter, representing a seven basis points increase from the first quarter of 2017 and a 13 basis points increase from the second quarter of 2016. The primary driver of the increase over the periods is attributable to the Federal Reserve rate hikes in December 2016, March 2017 and June 2017.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2017 was 3.16%, a decrease of 8 basis points from the first quarter of 2017 and a decrease of 35 basis points from the second quarter of 2016. The decrease from the first quarter of 2017 was due primarily to increase in funding costs associated with extending the duration of our FHLB borrowings.

Net interest income totaled $71.9 million in the second quarter of 2017, an increase of 3% from $69.7 million in the first quarter of 2017 and an increase of 11% from $64.9 million in the second quarter of 2016. Interest income totaled $90.6 million for the second quarter of 2017, an increase of 6% from $85.2 million in the first quarter of 2017 and an increase of 17% from $77.2 million in the second quarter of 2016. Interest income from new loans increased by $5.9 million, or 10%, from the first quarter of 2017 due to yield expansion and continued growth in the new loan portfolio. Interest income on acquired loans decreased by $1.0 million, or 12%, from the first quarter due to balance runoff and a reduction in loan resolutions. Interest expense was $18.7 million for the second quarter of 2017, an increase of 20% from $15.6 million in the first quarter of 2017 and an increase of 52% from $12.3 million in the second quarter of 2016. The increase from the first quarter of 2017 was a result of a 51 basis point increase on cost of borrowings associated with increased duration as well as the impact of the March 2017 and June 2017 Federal Reserve rate hikes on deposit costs.

Noninterest Income and Noninterest Expense

Noninterest income totaled $8.9 million for the second quarter of 2017 as compared to $10.0 million for the first quarter of 2017 and $8.2 million for the second quarter of 2016. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and other noninterest income of $3.0 million, $1.4 million and $3.0 million, respectively.

Noninterest expense totaled $35.3 million for the second quarter of 2017, an increase of 1% from $35.1 million in the first quarter of 2017 and an increase of 4% from $34.0 million in the second quarter of 2016. For the quarter, the Company recorded non-operating expenses of $244 thousand consisting of $223 thousand of severance expense and $21 thousand of other operating expense.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.5%, 10.6% and 12.9% for the second quarter of 2017 respectively, compared to 10.3%, 10.5% and 12.8% for the first quarter of 2017, respectively. Stockholders’ equity totaled $1.12 billion as of June 30, 2017, an increase of 5.9% from $1.06 billion as of March 31, 2017 due to net income of $35.1 million, $18.0 million of additional paid-in capital and an increase in accumulated other comprehensive income of $9.0 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $23.88 as of June 30, 2017.

Conference Call

The Company will host a conference call today, Tuesday, July 25, 2017 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company's website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through August 25, 2017, by dialing (877) 344-7529 and entering pass code 10108288.

The live broadcast of the conference call will also be available online at the Company's website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted efficiency ratio, adjusted return-on-assets ("adjusted ROA"), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of adjusted net income and adjusted ROA, total net interest income, total noninterest income and total noninterest expense in the case of adjusted efficiency ratio, and total shareholders' equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of adjusted net income, adjusted efficiency ratio, and adjusted ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company's competitors. Neither Adjusted net income nor Adjusted ROA should be viewed as a substitute for net income, nor should Adjusted efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc., parent company of Florida Community Bank, N.A., (NYSE: FCB) is the second largest Florida-based independent bank, and among the most highly capitalized banks in the state. Awarded a five-star rating from Bauer Financial™, FCB assets are more than $9.9 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$71,516	$66,589	$68,583	$65,748	$62,642
Interest and dividends on investment securities	18,921	18,561	16,907	14,955	14,470
Other interest income	136	72	90	97	96
Total interest income	90,573	85,222	85,580	80,800	77,208
Interest expense:
Interest on deposits	15,625	13,518	12,960	11,736	10,340
Interest on borrowings	3,061	2,034	1,554	1,786	1,938
Total interest expense	18,686	15,552	14,514	13,522	12,278
Net interest income	71,887	69,670	71,066	67,278	64,930
Provision for loan losses	2,115	1,643	2,249	1,990	1,976
Net interest income after provision for loan losses	69,772	68,027	68,817	65,288	62,954
Noninterest income:
Service charges and fees	902	915	935	884	842
Loan and other fees	3,048	2,495	2,488	2,145	2,248
Bank-owned life insurance income	1,414	1,414	1,333	1,288	1,286
Income from resolution of acquired assets	320	762	1,135	1,052	478
Gain (loss) on sales of other real estate owned	(23)	45	209	925	2,102
Gain (loss) on investment securities	255	777	800	749	324
Other noninterest income	2,957	3,579	1,019	1,099	942
Total noninterest income	8,873	9,987	7,919	8,142	8,222
Noninterest expense:
Salaries and employee benefits	21,486	20,497	19,261	18,711	19,614
Occupancy and equipment expenses	3,336	3,397	3,505	3,480	3,034
Loan and other real estate related expenses	1,188	1,227	1,467	1,834	2,235
Professional services	1,508	1,352	1,585	1,180	1,105
Data processing and network	3,090	2,965	2,920	2,882	2,796
Regulatory assessments and insurance	2,184	2,177	2,055	1,860	1,840
Amortization of intangibles	256	256	256	257	297
Marketing and promotions	947	1,346	730	956	1,108
Other operating expenses	1,257	1,867	1,867	1,876	1,946
Total noninterest expense	35,252	35,084	33,646	33,036	33,975
Income before income tax expense	43,393	42,930	43,090	40,394	37,201
Income tax expense	8,312	3,941	15,194	14,330	13,697
Net income	$35,081	$38,989	$27,896	$26,064	$23,504
Earnings per share:
Basic	$0.82	$0.93	$0.68	$0.64	$0.58
Diluted	$0.76	$0.86	$0.64	$0.60	$0.55
Weighted average shares outstanding:
Basic	42,659,101	41,730,610	40,911,326	40,608,706	40,646,498
Diluted	46,042,552	45,573,213	43,728,282	43,150,813	42,997,811

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Assets:
Cash and due from banks	$62,578	$70,908	$52,903	$67,324	$51,277
Interest-earning deposits in other banks	37,424	62,929	30,973	20,010	107,588
Investment securities:
Available for sale securities, at fair value	2,046,488	1,976,252	1,876,434	1,672,089	1,562,049
Federal Home Loan Bank and other bank stock, at cost	68,372	55,652	51,656	43,486	51,557
Total investment securities	2,114,860	2,031,904	1,928,090	1,715,575	1,613,606
Loans held for sale	24,145	21,251	20,220	15,748	5,363
Loans:
New loans	6,900,380	6,552,214	6,259,406	5,837,759	5,523,071
Acquired loans	351,021	366,156	375,488	431,734	474,076
Allowance for loan losses	(41,334)	(39,431)	(37,897)	(35,785)	(33,706)
Loans, net	7,210,067	6,878,939	6,596,997	6,233,708	5,963,441
Premises and equipment, net	36,111	36,278	36,652	38,112	37,939
Other real estate owned	18,540	18,761	19,228	25,654	29,290
Goodwill and other intangible assets	85,383	85,639	85,895	86,151	86,408
Deferred tax assets, net	50,612	56,178	61,391	59,081	66,213
Bank-owned life insurance	198,250	198,089	198,438	172,105	170,817
Other assets	63,422	72,346	59,347	97,684	89,280
Total assets	$9,901,392	$9,533,222	$9,090,134	$8,531,152	$8,221,222
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,135,922	$1,069,745	$905,905	$830,910	$789,019
Interest-bearing	4,489,554	4,571,833	4,183,972	3,794,215	3,490,188
Total transaction accounts	5,625,476	5,641,578	5,089,877	4,625,125	4,279,207
Time deposits	2,069,714	2,032,793	2,215,794	2,292,438	2,188,459
Total deposits	7,695,190	7,674,371	7,305,671	6,917,563	6,467,666
Borrowings	1,019,494	739,519	751,103	568,175	756,759
Other liabilities	69,430	64,085	50,919	79,329	73,625
Total liabilities	8,784,114	8,477,975	8,107,693	7,565,067	7,298,050

Stockholders’ Equity:
Class A common stock	46	45	44	41	40
Class B common stock	—	—	—	3	3
Additional paid-in capital	916,360	898,394	875,314	866,673	857,721
Retained earnings	262,521	227,440	188,451	160,555	134,491
Accumulated other comprehensive income (loss)	15,724	6,741	(3,995)	16,186	4,816
Treasury stock, at cost	(77,373)	(77,373)	(77,373)	(77,373)	(73,899)
Total stockholders’ equity	1,117,278	1,055,247	982,441	966,085	923,172
Total liabilities and stockholders’ equity	$9,901,392	$9,533,222	$9,090,134	$8,531,152	$8,221,222

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Key Metrics
(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Performance Ratios:
Interest rate spread	2.92%	3.03%	3.22%	3.26%	3.33%
Net interest margin	3.16%	3.24%	3.41%	3.44%	3.51%
Return on average assets	1.47%	1.72%	1.26%	1.25%	1.19%
Return on average equity	12.95%	15.58%	11.36%	10.96%	10.41%
Efficiency ratio (company level)	43.33%	43.72%	42.27%	43.46%	46.04%
Average interest-earning assets to average interest bearing liabilities	123.38%	121.19%	120.75%	120.89%	119.60%
Loans receivable to deposits	94.23%	90.15%	90.82%	90.63%	92.73%
Yield on interest-earning assets	3.93%	3.90%	4.06%	4.09%	4.12%
Cost of interest-bearing liabilities	1.01%	0.87%	0.84%	0.83%	0.79%
Asset and Credit Quality Ratios - Total loans:
Nonperforming loans to loans receivable	0.22%	0.24%	0.39%	0.27%	0.30%
Nonperforming assets to total assets	0.35%	0.37%	0.50%	0.50%	0.57%
ALL to nonperforming assets	120.11%	111.81%	84.08%	83.92%	71.59%
ALL to total gross loans	0.57%	0.57%	0.57%	0.57%	0.56%
Asset and Credit Quality Ratios - New Loans:
Nonperforming new loans to new loans receivable	0.02%	0.02%	0.04%	0.01%	0.01%
New loan ALL to total gross new loans	0.55%	0.54%	0.54%	0.52%	0.52%
Asset and Credit Quality Ratios - Acquired Loans:
Nonperforming acquired loans to acquired loans receivable	4.05%	4.15%	6.18%	3.76%	3.69%
Acquired loan ALL to total gross acquired loans	1.06%	1.11%	1.16%	1.22%	1.10%
Capital Ratios (Company):
Average equity to average total assets	11.3%	11.0%	11.1%	11.4%	11.5%
Tangible average equity to tangible average assets	10.5%	10.2%	10.2%	10.5%	10.5%
Tangible common equity ratio (1)	10.5%	10.3%	10.0%	10.4%	10.3%
Tier 1 leverage ratio	10.6%	10.5%	10.3%	10.3%	9.8%
Tier 1 risk-based capital ratio	12.3%	12.2%	11.9%	11.8%	11.3%
Total risk-based capital ratio	12.9%	12.8%	12.5%	12.0%	11.3%
Capital Ratios (Bank):
Average equity to average total assets	10.1%	10.0%	10.2%	10.6%	10.5%
Tangible common equity ratio	9.3%	9.1%	9.0%	9.5%	9.4%
Tier 1 leverage ratio	9.3%	9.3%	9.3%	9.6%	9.6%
Tier 1 risk-based capital ratio	10.9%	10.9%	10.9%	11.1%	11.1%
Total risk-based capital ratio	11.4%	11.5%	11.4%	11.5%	11.2%

(1) See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Loan Composition
(Unaudited)

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,811,977	$1,703,790	$1,438,427	$1,272,150	$1,209,762
Owner-occupied commercial real estate	856,050	790,062	769,814	596,131	571,558
1-4 single family residential	2,133,883	2,084,966	2,012,856	1,982,340	1,923,092
Construction, land and development	706,866	627,894	651,253	639,626	582,615
Home equity loans and lines of credit	47,686	50,815	49,819	47,508	43,730
Total real estate loans	$5,556,462	$5,257,527	$4,922,169	$4,537,755	$4,330,757
Commercial and industrial	1,339,591	1,290,456	1,332,869	1,295,324	1,187,788
Consumer	4,327	4,231	4,368	4,680	4,526
Total new loans	$6,900,380	$6,552,214	$6,259,406	$5,837,759	$5,523,071

Acquired ASC 310-30 Loans:
Commercial real estate	$120,781	$129,317	$130,628	$160,219	$182,828
1-4 single family residential	28,792	30,115	31,476	34,329	35,400
Construction, land and development	15,060	15,912	17,657	25,156	25,296
Total real estate loans	$164,633	$175,344	$179,761	$219,704	$243,524
Commercial and industrial	13,612	14,234	15,147	21,985	28,984
Consumer	1,478	1,554	1,681	2,074	2,216
Total Acquired ASC 310-30 Loans	$179,723	$191,132	$196,589	$243,763	$274,724

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$38,043	$38,352	$38,786	$39,769	$44,680
Owner-occupied commercial real estate	18,266	18,465	18,477	20,042	19,256
1-4 single family residential	62,485	64,669	66,854	71,302	74,568
Construction, land and development	5,890	5,890	6,338	6,338	6,338
Home equity loans and lines of credit	40,809	41,835	42,295	43,096	46,269
Total real estate loans	$165,493	$169,211	$172,750	$180,547	$191,111
Commercial and industrial	5,499	5,487	5,815	7,001	7,801
Consumer	306	326	334	423	440
Total Acquired Non-ASC 310-30 Loans	$171,298	$175,024	$178,899	$187,971	$199,352
Total loans	$7,251,401	$6,918,370	$6,634,894	$6,269,493	$5,997,147

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Deposit Composition
(Unaudited)

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,135,922	$1,069,745	$905,905	$830,910	$789,019
Interest-bearing demand deposits	1,117,280	1,057,539	1,004,452	905,687	725,896
Interest-bearing NOW accounts	401,845	422,329	398,823	420,207	425,464
Savings and money market accounts	2,970,429	3,091,965	2,780,697	2,468,321	2,338,828
Time deposits	2,069,714	2,032,793	2,215,794	2,292,438	2,188,459
Total deposits	$7,695,190	$7,674,371	$7,305,671	$6,917,563	$6,467,666

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended
	June 30, 2017			March 31, 2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$51,078	$136	1.07%	$33,990	$72	0.86%
New loans	6,695,380	64,575	3.82%	6,342,488	58,691	3.70%
Acquired loans (4)(5)	355,721	6,941	7.80%	368,305	7,898	8.58%
Investment securities	2,025,060	18,921	3.70%	1,986,083	18,561	3.74%
Total interest-earning assets	$9,127,239	$90,573	3.93%	$8,730,866	$85,222	3.90%
Non-earning assets:
Noninterest-earning assets	475,115			465,617
Total assets	$9,602,354			$9,196,483
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,073,823	$2,289	0.85%	$1,013,185	$1,712	0.69%
Interest-bearing NOW accounts	419,774	637	0.61%	404,483	473	0.47%
Savings and money market accounts	3,071,859	6,857	0.90%	2,791,959	5,116	0.74%
Time deposits (6)	2,007,097	5,842	1.17%	2,150,522	6,217	1.17%
FHLB advances and other borrowings (6)	825,154	3,061	1.47%	843,929	2,034	0.96%
Total interest-bearing liabilities	$7,397,707	$18,686	1.01%	$7,204,078	$15,552	0.87%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,070,311			$945,494
Other liabilities	47,782			32,072
Stockholders’ equity	1,086,554			1,014,839
Total liabilities and stockholders’ equity	$9,602,354			$9,196,483
Net interest income		$71,887			$69,670
Net interest spread			2.92%			3.03%
Net interest margin			3.16%			3.24%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended June 30,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$51,078	$136	1.07%	$92,582	$96	0.42%
New loans	6,695,380	64,575	3.82%	5,235,352	46,074	3.48%
Acquired loans (4)(5)	355,721	6,941	7.80%	508,657	16,568	13.03%
Investment securities	2,025,060	18,921	3.70%	1,592,399	14,470	3.59%
Total interest-earning assets	$9,127,239	$90,573	3.93%	$7,428,990	$77,208	4.12%
Non-earning assets:
Noninterest-earning assets	475,115			470,240
Total assets	$9,602,354			$7,899,230
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,073,823	$2,289	0.85%	$671,023	$843	0.50%
Interest-bearing NOW accounts	419,774	637	0.61%	452,759	434	0.38%
Savings and money market accounts	3,071,859	6,857	0.90%	2,222,786	3,418	0.62%
Time deposits (6)	2,007,097	5,842	1.17%	1,973,438	5,645	1.15%
FHLB advances and other borrowings (6)	825,154	3,061	1.47%	891,580	1,938	0.86%
Total interest-bearing liabilities	$7,397,707	$18,686	1.01%	$6,211,586	$12,278	0.79%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,070,311			$716,806
Other liabilities	47,782			65,110
Stockholders’ equity	1,086,554			905,728
Total liabilities and stockholders’ equity	$9,602,354			$7,899,230
Net interest income		$71,887			$64,930
Net interest spread			2.92%			3.33%
Net interest margin			3.16%			3.51%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

	Year to date June 30,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$42,581	$208	0.99%	$89,646	$162	0.36%
New loans	6,519,909	123,266	3.76%	5,046,080	88,786	3.48%
Acquired loans (4)(5)	361,978	14,839	8.20%	532,790	35,144	13.19%
Investment securities	2,005,679	37,482	3.72%	1,584,508	28,844	3.60%
Total interest-earning assets	$8,930,147	$175,795	3.92%	$7,253,024	$152,936	4.18%
Non-earning assets:
Noninterest-earning assets	470,392			473,630
Total assets	$9,400,539			$7,726,654
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,043,672	$4,000	0.77%	$653,261	$1,627	0.50%
Interest-bearing NOW accounts	412,171	1,111	0.54%	421,958	806	0.38%
Savings and money market accounts	2,932,682	11,973	0.82%	2,131,992	6,261	0.59%
Time deposits (6)	2,078,413	12,059	1.17%	1,937,274	10,939	1.13%
FHLB advances and other borrowings (6)	834,489	5,095	1.21%	949,410	3,931	0.82%
Total interest-bearing liabilities	$7,301,427	$34,238	0.94%	$6,093,895	$23,564	0.77%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,008,247			$681,624
Other liabilities	39,970			60,241
Stockholders’ equity	1,050,895			890,894
Total liabilities and stockholders’ equity	$9,400,539			$7,726,654
Net interest income		$141,557			$129,372
Net interest spread			2.98%			3.41%
Net interest margin			3.20%			3.58%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Net Income
(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Net Income	$35,081	$38,989	$27,896	$26,064	$23,504
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	255	777	800	749	324
Noninterest expenses
Salaries and employee benefits	223	56	132	72	1,018
Occupancy and equipment	—	—	43	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	21	12	66	7	—
Taxes
Tax Effect of adjustments (1)	(2,534)	(9,147)	(160)	(10)	17
Adjusted Net Income	$32,536	$29,133	$27,177	$25,384	$24,215

Average assets	$9,602,354	$9,196,483	$8,764,938	$8,247,690	$7,899,230
ROA (2)	1.47%	1.72%	1.26%	1.25%	1.19%
Adjusted ROA (3)	1.36%	1.28%	1.23%	1.22%	1.23%

(1) Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items. Adjusted tax rate of 36% in 2016 and 20-25% in 2017.
(2) Return on assets: Annualized net income / average assets
(3) Adjusted return on assets: Annualized adjusted net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Efficiency Ratio
(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands)
Reported: Net interest income	$71,887	$69,670	$71,066	$67,278	$64,930
FTE adjustment	1,348	1,288	1,132	989	865
Adjusted net interest income	$73,235	$70,958	$72,198	$68,267	$65,795

Reported: Noninterest income	$8,873	$9,987	$7,919	$8,142	$8,222
FTE adjustment	904	904	852	824	822
Less: Gain (loss) on investment securities	255	777	800	749	324
Adjusted noninterest income	$9,522	$10,114	$7,971	$8,217	$8,720
Reported: Noninterest expense	$35,252	$35,084	$33,646	$33,036	$33,975
Less:
Salaries and employee benefits	223	56	132	72	1,018
Occupancy and equipment	—	—	43	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	21	12	66	7	—
Adjusted noninterest expense	$35,008	$35,016	$33,405	$32,957	$32,957
Efficiency ratio (1)	43.33%	43.72%	42.27%	43.46%	46.04%
Adjusted efficiency ratio (2)	41.99%	42.88%	41.35%	42.75%	43.83%

(1) Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2) Adjusted efficiency ratio: Adjusted noninterest expense less amortization of intangibles / (adjusted noninterest income + adjusted net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(Dollars in thousands, except share and per share data)
Total assets	$9,901,392	$9,533,222	$9,090,134	$8,531,152	$8,221,222
Less:
Goodwill and other intangible assets	85,383	85,639	85,895	86,151	86,408
Tangible assets	$9,816,009	$9,447,583	$9,004,239	$8,445,001	$8,134,814
Total stockholders’ equity	$1,117,278	$1,055,247	$982,441	$966,085	$923,172
Less:
Goodwill and other intangible assets	85,383	85,639	85,895	86,151	86,408
Tangible stockholders’ equity	$1,031,895	$969,608	$896,546	$879,934	$836,764
Shares outstanding	43,208,418	42,432,062	41,157,571	40,912,571	40,537,913
Tangible book value per share	$23.88	$22.85	$21.78	$21.51	$20.64
Average assets	$9,602,354	$9,196,483	$8,764,938	$8,247,690	$7,899,230
Average equity	$1,086,554	$1,014,839	$974,544	$943,168	$905,728
Average goodwill and other intangible assets	$85,511	$85,766	$86,029	$86,276	$86,564
Tangible average equity to tangible average assets	10.5%	10.2%	10.2%	10.5%	10.5%
Tangible common equity ratio	10.5%	10.3%	10.0%	10.4%	10.3%

For questions please contact:
Matthew Paluch
305-668-5420
IR@fcb1923.com